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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ACCOUNTS


     We consent to the inclusion in this registration statement on Form S-4 (Registration No. 333-06671) of our reports dated April 15, 1996, on our audits of the consolidated financial statements and financial statement schedules of Physicians Insurance Company of Ohio and its subsidiaries and our report dated November 3, 1995, on our audits of the financial statements of Sequoia Insurance Company. We also consent to the reference to our firm under the caption "Experts".


                                          /s/ COOPERS & LYBRAND L.L.P.

                                          Coopers & Lybrand L.L.P.

Columbus, Ohio

September 19, 1996